ARTICLES SUPPLEMENTARY


          DREYFUS PREMIER WORLDWIDE GROWTH FUND, INC., a Maryland corporation having its principal office in the State of Maryland in Baltimore City, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

          FIRST:   The aggregate number of shares of Common Stock that the
Corporation has authority to issue is increased by one hundred million (100,000,000) shares of Common Stock, $.001 par value per share, with an aggregate par value of one hundred thousand dollars ($100,000), all of which shall be classified as Class T Common Stock of the Corporation.

          SECOND:   The shares of Class T Common Stock of the Corporation
have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as set forth in Article FIFTH of the Corporation's Articles of Incorporation and shall be subject to all provisions of the Corporation's Charter relating to stock of the Corporation generally, and to the following:

          (1) The assets attributable to the Class T shares of the Corporation shall be invested in the same investment portfolio, together with the assets attributable to the Class A, Class B, Class C and Class R shares of the Corporation and to any other class of shares of the Corporation hereafter established.

          (2) The proceeds of the redemption of Class T shares of the Corporation may be reduced by the amount of any contingent deferred sales charge, liquidating charge, or other charge (which charges may vary within and among the classes) payable on such redemption pursuant to the terms of issuance of such shares, all in accordance with the Investment Company Act of 1940, as amended, and applicable rules and regulations of the National Association of Securities Dealers, Inc. (the "NASD").

          THIRD:   Immediately before the increase in the aggregate number
of shares
as set forth in Article FIRST hereof, the Corporation was authorized to issue four hundred million (400,000,000) shares of stock, all of which were shares of Common Stock, having a par value of one tenth of one cent ($.001) each, and an aggregate par value of four hundred thousand dollars ($400,000), classified as follows:


                                                      Shares
Class                                               Authorized
Class A                                             100,000,000
Class B                                             100,000,000
Class C                                             100,000,000
Class R                                             100,000,000
                                                     __________
                                   Total            400,000,000

          FOURTH: As hereby increased and classified, the total number of shares of stock which the Corporation has authority to issue is five hundred million (500,000,000) shares, all of which are shares of Common Stock, with a par value of one tenth of one cent ($.001) per share, having an aggregate par value of five hundred thousand dollars ($500,000), classified as follows:

                                                      Shares
Class                                               Authorized
Class A                                             100,000,000
Class B                                             100,000,000
Class C                                             100,000,000
Class R                                             100,000,000
Class T                                             100,000,000
                                                     __________
                                   Total            500,000,000

          FIFTH: The Corporation is registered as an open-end investment company under the Investment Company Act of 1940, as amended.

          SIXTH: The Board of Directors of the Corporation increased the total number of shares of capital stock that the Corporation has authority to issue pursuant to Section 2-105(c) of the Maryland General Corporation Law and classified the increased shares pursuant to authority provided in the Corporation's Charter.

          IN WITNESS WHEREOF, Dreyfus Premier Worldwide Growth Fund, Inc. has caused these Articles Supplementary to be signed in its name and on its behalf by its Vice President who acknowledges that these Articles Supplementary are the act of the Corporation, that to the best of her knowledge, information and belief, all matters and facts set forth herein relating to the authorization and approval of these Articles Supplementary are true in all material respects, and that this statement is made under the penalties of perjury.



                                   DREYFUS PREMIER WORLDWIDE
GROWTH FUND, INC.


                                   By:
                                     Stephanie D. Pierce
                                     Vice President

WITNESS:


________________________________
Elba Vasquez
Assistant Secretary